Exhibit 99.2

FOR IMMEDIATE RELEASE

O’REILLY AUTOMOTIVE, INC. ANNOUNCES ASSET PURCHASE AGREEMENT WITH VIP AUTO

Springfield, MO, December 17, 2012 – O’Reilly Automotive, Inc. (the “Company” or “O’Reilly”) (Nasdaq: ORLY), a leading retailer in the automotive aftermarket industry, today announced that it has entered into a definitive agreement to purchase the auto parts related assets of VIP Parts, Tires & Service (“VIP”).  The asset purchase is expected to be completed on or about December 31, 2012.

VIP is a  large privately held automotive parts, tires and service chain in New England, and has provided outstanding service to New Englanders for over 30 years.   Based in Lewiston, Maine, VIP currently operates 56 stores located throughout Maine, New Hampshire and Massachusetts as well as a distribution center located in Maine.  After the completion of the asset purchase agreement, VIP will continue to own and operate the tire and service components of the business and O’Reilly will own and operate the automotive parts sales and distribution operations of the business.

About VIP Parts, Tires & Service

VIP Parts, Tires & Service is New England’s largest privately held automotive parts and accessories chain.  Based in Lewiston, Maine, VIP has 56 stores in Maine, New Hampshire and Massachusetts.  Since 1958, VIP has been the place where New Englanders turn for everything they need to keep their vehicles running at peak performance.  In 2001, VIP was purchased by Quirk Tire of Watertown, Massachusetts.    Quirk Tire was founded 87 years ago by Edward Quirk Sr., and the Quirk family has had a proud heritage of delivering exceptional customer service.  Quirk Tire converted into the full VIP format in 2001.

About O’Reilly Automotive, Inc.

O’Reilly Automotive, Inc. is one of the largest specialty retailers of automotive aftermarket parts, tools, supplies, equipment and accessories in the United States, serving both the do-it-yourself and professional service provider markets.  Founded in 1957 by the O’Reilly family, the Company operated 3,896 stores in 39 states as of September 30, 2012.

Forward-Looking Statements

The Company claims the protection of the safe-harbor for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You can identify these statements by forward-looking words such as “expect,” “believe,” “anticipate,” “should,” “plan,” “intend,” “estimate,” “project,” “will” or similar words.  In addition, statements contained within this press release that are not historical facts are forward-looking statements, such as statements discussing among other things, expected growth, store development, integration and expansion strategy, business strategies, future revenues and future performance.  These forward-looking statements are based on estimates, projections, beliefs and assumptions and are not guarantees of future events and results.  Such statements are subject to risks, uncertainties and assumptions, including, but not limited to, competition, product demand, the market for auto parts, the economy in general, inflation, consumer debt levels, governmental regulations, the Company’s increased debt levels, credit ratings on the Company’s public debt, the Company’s ability to hire and retain qualified employees, risks associated with the performance of acquired businesses such as CSK Auto Corporation, weather, terrorist activities, war and the threat of war.  Actual results may materially differ from anticipated results described or implied in these forward-looking statements.  Please refer to the “Risk Factors” section of the annual report on Form 10-K for the year ended December 31, 2011, for additional factors that could materially affect the Company’s financial performance.  The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information contact:                                                                                                Investor & Media Contact                                                                                                                                                    Mark Merz (417) 829-5878